Exhibit 99.1

Ventas Reports 2020 First Quarter Results and Provides COVID-19 Business Update

CHICAGO--(BUSINESS WIRE)--May 8, 2020--Ventas, Inc. (NYSE: VTR) (the “Company”) today reported results for the first quarter ended March 31, 2020. The Company also provided an update regarding how its operations and financial condition have been affected in the second quarter 2020 by the pandemic.

“Ventas delivered strong first quarter results, which exceeded our expectations for the enterprise and each of our business segments. At the onset of the COVID-19 pandemic, we took swift and decisive action to ensure the strength and stability of the Company. Our top priority remains the health and safety of all Ventas employees, the residents and caregivers in our senior living communities, and the many others who work in or use our 1,200 healthcare sites. As a result of our unwavering efforts, Ventas will continue to serve as a reliable partner and focused industry leader. To demonstrate our commitment to mitigating the spread of the coronavirus and further enhancing the safety of our senior housing communities, we are providing access to COVID-19 test kits and analysis from Mayo Clinic Laboratories at no charge to certain of our senior housing operators who need them,” said Debra A. Cafaro, Ventas Chairman and CEO.

“Ventas is, and will continue to be, a leading healthcare property owner in the businesses and geographies where we invest, a desirable employer and attractive investment vehicle. We remain well positioned to manage through current conditions and take further action as necessary to sustain our enterprise and protect the Company’s future,” Cafaro concluded.

Decisive Actions Taken to Ensure the Continued Strength and Stability of Ventas

  Supporting Tenants & Operators: Ventas has taken a leadership role in the COVID-19 crisis by:
    Establishing financial support programs for tenants and operators who are experiencing financial hardship as a result of the COVID-19 pandemic
    Providing information and assistance to tenants and partners who may be eligible to obtain relief through various government programs
    Proactively assisting its tenants and operators in acquiring personal protective equipment (“PPE”) and other scarce supplies by leveraging its national scale
    Providing COVID-19 testing kits and analysis from Mayo Clinic Laboratories free of charge to certain of Ventas’s senior housing operators who need them to further enhance the safety of Ventas’s senior living communities by accelerating employee testing. Ventas’s accelerated employee testing program initiative is being conducted in conjunction with Atria Senior Living’s comprehensive employee testing program, which is well underway.
  Continuing Productive and Seamless Business Operations: Ventas’s organization was well prepared to conduct business remotely and it activated its pre-existing business continuity plans in early March. The Company limited travel, established a cross-functional business continuity leadership team, tested its remote work capabilities, expanded its communications and implemented work from home guidelines. As a result of these and other measures, the Company experienced no downtime and maintained a high level of productivity.

  Increasing Financial Flexibility: The Company acted to enhance its balance sheet strength and liquidity. As a result, Ventas has approximately $3.2 billion in cash and cash equivalents on hand as of May 6, 2020 with no commercial paper outstanding; and its Net Debt to EBITDA ratio improved sequentially by 40 basis points to 5.7x at March 31, 2020. In March 2020, the Company drew $2.75 billion under its $3.0 billion Revolving Credit Facility and subsequent to quarter-end raised an additional $0.5 billion through a senior note issuance.
  Announcing Holiday Transaction to Resolve Lease: As separately announced in a press release issued today, Ventas completed a transaction with affiliates of Holiday Retirement, including (a) entry into a new, terminable management agreement with Holiday Management Company for the Company’s 26 independent living assets previously subject to a lease between the Company and Holiday; (b) termination of the Holiday lease; and (c) receipt by Ventas from Holiday of a total of $100 million, consisting of cash and secured notes from the prior guarantor of the Holiday lease.
  Enhancing Best-in-Class Leadership Team: As previously announced, Ventas appointed two new executive leaders. Both J. Justin Hutchens, Executive Vice President, Senior Housing, North America and Carey S. Roberts, Executive Vice President, General Counsel and Ethics & Compliance Officer joined the Company on March 4, 2020.
  Reducing 2020 Expenditures: The Company has reduced its planned 2020 capital expenditures by $0.3 billion to approximately $0.5 billion. Ventas has paused certain of its previously announced ground-up developments that were not yet substantially underway. In addition, the Company is reviewing its General & Administrative expenses to identify additional opportunities to reduce costs.
  Contributing to the Industry: Ventas has been an evidence-based advocate for senior living residents with federal policymakers, in alliance with other industry leaders and associations.
  Communicating Transparently Regarding Financial Guidance: Based on its early understanding of the potential scope and effects of the COVID-19 pandemic, Ventas withdrew its previously issued financial guidance on March 17, 2020.

First Quarter 2020 Results

First quarter 2020 financial results for the Company exceeded Ventas’s expectations. Reported per share results are as follows:

	Quarter Ended March 31
	2020	2019	$ Change	% Change
Net income attributable to common stockholders	$1.26	$0.35	$0.91	260.0%
Nareit FFO	$1.31	$0.98	$0.33	33.7%
Normalized FFO	$0.97	$0.99	($0.02)	(2.0%)

Net income exceeded prior year results due to gains on sale and higher first quarter 2020 non-cash income tax benefits. Normalized FFO declined modestly compared to 2019, driven primarily by higher COVID-19 specific costs in the SHOP segment and increased interest expense from the Company‘s draw on its Revolving Credit Facility.

First Quarter Property Results

Property Performance: For the first quarter 2020, the Company’s reported same-store total property portfolio (1,094 assets, representing 93 percent of the Company’s cash net operating income “NOI”) declined modestly compared to the same period in 2019.

Year-Over-Year Same-Store Cash NOI Growth
Q1 2020

Triple-Net (“NNN”)	3.9%
Seniors Housing Operating Portfolio (“SHOP”)	(10.4%)
Office	5.8%
Total Company	(0.6%)

For the first quarter 2020:

  NNN Portfolio: Same-store Cash NOI growth was driven by the receipt of all expected rent from the Company’s NNN tenants, including in-place lease escalations, and a $3 million cash fee received from Capital Senior Living.
  SHOP Portfolio: SHOP Cash NOI performance was driven by a lower occupancy starting point for the year and, beginning in mid-March, an estimated $6 million in COVID-19 related labor and supply costs. If these COVID-19 costs (“SHOP COVID Costs”) were excluded, the implied same-store NOI decline would have been approximately 6.9 percent, better than the Company’s expectations. Notably, SHOP sequential same-store NOI grew 2.3 percent. Excluding SHOP COVID costs, sequential same-store NOI growth would have been 6.0 percent.
  Office Portfolio: The Office portfolio continued to post attractive same-store Cash NOI growth, led by the Company’s university-based Research & Innovation (“R&I”) portfolio, which grew 22 percent driven by strong lease-up, and further complemented by 1.9 percent growth in the Medical Office Building (“MOB”) portfolio.
  Total Company: Excluding SHOP COVID Costs, total company same-store cash NOI would have increased by approximately 0.6 percent.

Other Recent Highlights

Acquisitions, Dispositions & Loan Repayments: In February, Ventas completed the $80 million acquisition of two fully occupied life science buildings located in Raleigh, NC and affiliated with North Carolina State University (Moody’s Aaa rating). Ventas generated $109 million in proceeds from loan repayments and asset dispositions in the quarter in addition to those related to the Company’s recently established Fund described below.

Delivering Restored MOB: Ventas is delivering in May a fully restored 66,000 square foot medical office building on the campus of Ascension Sacred Heart Bay Hospital. The MOB, 100 percent leased by Ascension Sacred Heart Bay Hospital through 2027, is located in Panama City, Florida, an area that was devastated by Hurricane Michael in 2018. The MOB was redeveloped and designed in collaboration with Ascension, who is concurrently investing nearly $50 million in its adjacent Sacred Heart Bay Hospital.

Completion of Perpetual Life Vehicle: In March, the Company successfully completed the initial closing of the Ventas Life Science & Healthcare Real Estate Fund, L.P. (the “Fund”) to enable institutional investors to invest in core and core plus life science, medical office and senior housing real estate. The Fund is expected to provide a broad range of financial and strategic benefits to Ventas, who is the general partner of the Fund and has retained a 21 percent interest. The initial closing of the Fund generated over $600 million in net proceeds to Ventas and the Company recognized a $223 million gain in connection with the sale of assets to the Fund.

Balance Sheet & Liquidity: Ventas’s Net Debt to Adjusted Pro Forma EBITDA ratio improved to 5.7x as of March 31, 2020 from 6.1x at December 31, 2019. Currently, Ventas has $3.2 billion in cash on hand, negligible near-term debt maturities and no pending, unfunded or unannounced acquisitions.

Leadership & Recognition: Ventas CEO Debra A. Cafaro was elected to the American Academy of Arts & Sciences. Founded in 1780, the Academy honors artists, scholars, scientists and leaders in the public, non-profit, and private sectors who demonstrate excellence.

April Developments and Trends

SHOP: Ventas’s SHOP operators restricted access to communities commencing in March. As a result, April move-ins were approximately 25 percent of typical levels while move-outs were largely in line with historic patterns. Since mid-March, “spot” SHOP occupancy has trended down at a rate of approximately 70 basis points per week. As of May 1, 2020, spot occupancy was estimated at 80.7 percent, representing a loss of 330 basis points since the beginning of April based on unaudited information provided by Ventas’s SHOP operators. Excluding communities located in New York and New Jersey, occupancy declined 280 basis points. Despite lower occupancy, higher labor and supply costs to combat the pandemic are expected to increase SHOP operating expenses in April by approximately 10 percent.

NNN Senior Housing: The Company offered its NNN senior housing tenants a 25 percent rent deferral program in April to enable them to care for seniors, purchase needed supplies and pay employees. This program ultimately reduced April cash rent receipts by approximately $3 million. Adjusting for this tenant support program, the Company collected substantially all NNN senior housing rent in April.

NNN Healthcare: The Company received substantially all rent due in April from its NNN healthcare tenants. This cohort of tenants has benefitted from significant government financial support to partially offset the direct financial impact of the COVID-19 pandemic on healthcare providers.

Office: In April, the Company received 96 percent of anticipated rent for the month. Ventas expects the majority of remaining unpaid April rent to ultimately be collectible.

A presentation outlining the Company’s COVID-19 response and recent trends is posted to the "Investor Presentations" section of Ventas’s website at https://www.ventasreit.com/investor-presentations.

First Quarter 2020 Conference Call and Investor Presentation

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers), and the participant passcode is “Ventas.” The call will also be webcast live by Intrado DM and can be accessed at the Company’s website at www.ventasreit.com. A replay of the call will be available at the Company’s website, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 2063106, beginning on May 8, 2020, at approximately 1:00 p.m. Eastern Time and will remain available for 30 days.

About Ventas

Ventas, Inc. (together with its subsidiaries, unless otherwise expressly noted), an S&P 500 company, is a real estate investment trust with a highly diversified portfolio of senior housing, research and innovation, and healthcare properties located throughout the United States, Canada and the United Kingdom. As of March 31, 2020, Ventas owned or managed through unconsolidated joint ventures approximately 1,200 properties (including properties classified as held for sale), consisting of senior housing communities, medical office buildings, research and innovation centers, inpatient rehabilitation and long-term acute care facilities, and health systems. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the effects of the ongoing COVID-19 pandemic and measures intended to prevent its spread on the Company’s business, results of operations, cash flows and financial condition, including declines in rental revenues and increases in operating costs in the Company’s senior housing operating portfolio, deterioration in the financial conditions of the Company’s tenants and their ability to satisfy their payment obligations to the Company, constraints in the Company’s ability to access capital and other sources of funding and increased risk of claims, litigation and regulatory proceedings and uncertainty that may adversely affect the Company; (b) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (c) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (e) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (f) the nature and extent of future competition, including new construction in the markets in which the Company’s senior housing communities and office buildings are located; (g) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (h) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; (i) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (j) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (k) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (l) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (m) final determination of the Company’s taxable net income for the year ended December 31, 2019 and for the year ending December 31, 2020; (n) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (o) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (p) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (q) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (r) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (s) the impact of damage to the Company’s properties from catastrophic weather and other natural events and the physical effects of climate change; (t) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (u) risks associated with the Company’s office building portfolio and operations, including the Company’s ability to successfully design, develop and manage office buildings and to retain key personnel; (v) the ability of the hospitals on or near whose campuses the Company’s medical office buildings are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (w) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (x) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (y) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (z) consolidation activity in the senior housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (aa) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (bb) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019

Assets
Real estate investments:
Land and improvements	$2,244,526	$2,283,929	$2,280,877	$2,128,409	$2,116,086
Buildings and improvements	23,821,353	24,380,440	24,459,114	22,837,251	22,609,780
Construction in progress	505,188	461,354	432,713	386,550	335,773
Acquired lease intangibles	1,241,646	1,306,152	1,334,915	1,267,322	1,279,490
Operating lease assets	391,908	385,225	388,480	374,319	359,025
	28,204,621	28,817,100	28,896,099	26,993,851	26,700,154
Accumulated depreciation and amortization	(7,237,345)	(7,088,013)	(6,964,061)	(6,758,067)	(6,570,557)
Net real estate property	20,967,276	21,729,087	21,932,038	20,235,784	20,129,597
Secured loans receivable and investments, net	623,717	704,612	709,714	693,651	496,344
Investments in unconsolidated real estate entities	165,745	45,022	45,905	47,112	48,162
Net real estate investments	21,756,738	22,478,721	22,687,657	20,976,547	20,674,103
Cash and cash equivalents	2,848,115	106,363	148,063	81,987	82,514
Escrow deposits and restricted cash	38,144	39,739	60,533	56,309	57,717
Goodwill	1,050,137	1,051,161	1,049,985	1,050,470	1,050,876
Assets held for sale	75,039	91,433	4,520	1,754	5,978
Deferred income tax assets, net	47,495	47,495	—	—	—
Other assets	802,160	877,296	852,795	821,844	796,909
Total assets	$26,617,828	$24,692,208	$24,803,553	$22,988,911	$22,668,097

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$14,172,279	$12,158,773	$12,053,184	$10,256,092	$10,690,176
Accrued interest	87,245	111,115	85,214	111,388	81,766
Operating lease liabilities	250,357	251,196	249,237	233,757	214,046
Accounts payable and other liabilities	1,141,309	1,145,700	1,194,162	1,137,980	1,063,707
Liabilities related to assets held for sale	5,007	5,463	1,531	1,216	947
Deferred income tax liabilities	47,533	200,831	147,524	149,454	205,056
Total liabilities	15,703,730	13,873,078	13,730,852	11,889,887	12,255,698

Redeemable OP unitholder and noncontrolling interests	197,701	273,678	312,478	222,662	206,386

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 373,094; 372,811; 372,726; 371,478; and 358,387 shares issued at March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively	93,256	93,185	93,164	92,852	89,579
Capital in excess of par value	14,135,657	14,056,453	14,017,030	13,940,117	13,160,550
Accumulated other comprehensive loss	(103,408)	(34,564)	(59,857)	(39,671)	(12,065)
Retained earnings (deficit)	(3,491,696)	(3,669,050)	(3,384,421)	(3,173,287)	(3,088,401)
Treasury stock, 22; 2; 3; 0; and 0 shares at March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively	(867)	(132)	(210)	—	—
Total Ventas stockholders’ equity	10,632,942	10,445,892	10,665,706	10,820,011	10,149,663
Noncontrolling interests	83,455	99,560	94,517	56,351	56,350
Total equity	10,716,397	10,545,452	10,760,223	10,876,362	10,206,013
Total liabilities and equity	$26,617,828	$24,692,208	$24,803,553	$22,988,911	$22,668,097

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended
	March 31,
	2020	2019
Revenues
Rental income:
Triple-net leased	$194,862	$200,068
Office	208,395	201,428
	403,257	401,496
Resident fees and services	576,770	521,447
Office building and other services revenue	3,128	2,518
Income from loans and investments	24,046	17,126
Interest and other income	4,853	287
Total revenues	1,012,054	942,874
Expenses
Interest	116,696	110,619
Depreciation and amortization	248,837	235,920
Property-level operating expenses:
Senior living	410,131	360,986
Office	64,506	62,085
Triple-net leased	6,331	7,433
	480,968	430,504
Office building services costs	727	633
General, administrative and professional fees	42,535	40,760
Loss on extinguishment of debt, net	—	405
Merger-related expenses and deal costs	8,218	2,180
Other	3,708	23
Total expenses	901,689	821,044
Income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	110,365	121,830
Loss from unconsolidated entities	(10,876)	(946)
Gain on real estate dispositions	226,225	5,447
Income tax benefit	149,016	1,257
Income from continuing operations	474,730	127,588
Net income	474,730	127,588
Net income attributable to noncontrolling interests	1,613	1,803
Net income attributable to common stockholders	$473,117	$125,785
Earnings per common share
Basic:
Income from continuing operations	$1.27	$0.36
Net income attributable to common stockholders	1.27	0.35
Diluted:
Income from continuing operations	$1.26	$0.35
Net income attributable to common stockholders	1.26	0.35

Weighted average shares used in computing earnings per common share
Basic	372,829	356,853
Diluted	375,997	360,619

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Revenues
Rental income:
Triple-net leased	$194,862	$191,065	$193,383	$196,382	$200,068
Office	208,395	210,423	214,939	202,188	201,428
	403,257	401,488	408,322	398,570	401,496
Resident fees and services	576,770	568,271	541,090	520,725	521,447
Office building and other services revenue	3,128	2,988	2,959	2,691	2,518
Income from loans and investments	24,046	22,382	30,164	19,529	17,126
Interest and other income	4,853	875	620	9,202	287
Total revenues	1,012,054	996,004	983,155	950,717	942,874

Expenses
Interest	116,696	116,707	113,967	110,369	110,619
Depreciation and amortization	248,837	348,910	234,603	226,187	235,920
Property-level operating expenses:
Senior living	410,131	405,564	388,011	366,837	360,986
Office	64,506	68,277	67,144	62,743	62,085
Triple-net leased	6,331	6,469	6,338	6,321	7,433
	480,968	480,310	461,493	435,901	430,504
Office building services costs	727	544	627	515	633
General, administrative and professional fees	42,535	41,627	40,530	43,079	40,760
Loss on extinguishment of debt, net	—	39	37,434	4,022	405
Merger-related expenses and deal costs	8,218	4,151	4,304	4,600	2,180
Other	3,708	(8,315)	2,164	(11,481)	23
Total expenses	901,689	983,973	895,122	813,192	821,044

Income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	110,365	12,031	88,033	137,525	121,830
(Loss) income from unconsolidated entities	(10,876)	167	854	(2,529)	(946)
Gain on real estate dispositions	226,225	1,389	36	19,150	5,447
Income tax benefit (expense)	149,016	(694)	(2,005)	57,752	1,257
Income from continuing operations	474,730	12,893	86,918	211,898	127,588
Net income	474,730	12,893	86,918	211,898	127,588
Net income attributable to noncontrolling interests	1,613	1,450	1,659	1,369	1,803
Net income attributable to common stockholders	$473,117	$11,443	$85,259	$210,529	$125,785

Earnings per common share
Basic:
Income from continuing operations	$1.27	$0.03	$0.23	$0.59	$0.36
Net income attributable to common stockholders	1.27	0.03	0.23	0.58	0.35
Diluted:
Income from continuing operations	$1.26	$0.03	$0.23	$0.58	$0.35
Net income attributable to common stockholders	1.26	0.03	0.23	0.58	0.35

Weighted average shares used in computing earnings per common share
Basic	372,829	372,663	372,426	361,722	356,853
Diluted	375,997	376,453	376,625	365,553	360,619

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net income	$474,730	$127,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	248,837	235,920
Amortization of deferred revenue and lease intangibles, net	(2,973)	(2,846)
Other non-cash amortization	3,851	6,131
Stock-based compensation	10,514	8,405
Straight-lining of rental income	(6,788)	(8,489)
Loss on extinguishment of debt, net	—	405
Gain on real estate dispositions	(226,225)	(5,447)
Gain on real estate loan investments	(167)	—
Income tax benefit	(150,273)	(1,715)
Loss from unconsolidated entities	10,876	946
Distributions from unconsolidated entities	1,600	1,200
Other	3,805	2,283
Changes in operating assets and liabilities:
Increase in other assets	(13,768)	(13,704)
Decrease in accrued interest	(23,032)	(18,047)
(Decrease) increase in accounts payable and other liabilities	(16,535)	3,490
Net cash provided by operating activities	314,452	336,120
Cash flows from investing activities:
Net investment in real estate property	(79,539)	(13,097)
Investment in loans receivable	(1,051)	(4,257)
Proceeds from real estate disposals	625,439	17,551
Proceeds from loans receivable	99,117	1,275
Development project expenditures	(94,229)	(49,652)
Capital expenditures	(26,789)	(21,955)
Investment in unconsolidated entities	(5,809)	(687)
Insurance proceeds for property damage claims	42	2,998
Net cash provided by (used in) investing activities	517,181	(67,824)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	2,762,153	(700,775)
Net change in borrowings under commercial paper program	(565,524)	194,498
Proceeds from debt	82,759	706,591
Repayment of debt	(62,973)	(262,570)
Payment of deferred financing costs	(1,963)	(6,837)
Issuance of common stock, net	—	98,378
Cash distribution to common stockholders	(296,304)	(282,874)
Cash distribution to redeemable OP unitholders	(2,325)	(2,216)
Cash issued for redemption of OP Units	(570)	—
Contributions from noncontrolling interests	155	1,223
Distributions to noncontrolling interests	(2,543)	(2,623)
Proceeds from stock option exercises	3,389	4,316
Other	(4,954)	(6,874)
Net cash provided by (used in) financing activities	1,911,300	(259,763)
Net increase in cash, cash equivalents and restricted cash	2,742,933	8,533
Effect of foreign currency translation	(2,776)	234
Cash, cash equivalents and restricted cash at beginning of period	146,102	131,464
Cash, cash equivalents and restricted cash at end of period	$2,886,259	$140,231

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$533	$—
Other assets	56	—
Other liabilities	398	—
Noncontrolling interests	191	—

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Cash flows from operating activities:
Net income	$474,730	$12,893	$86,918	$211,898	$127,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	248,837	348,910	234,603	226,187	235,920
Amortization of deferred revenue and lease intangibles, net	(2,973)	(1,483)	(339)	(3,299)	(2,846)
Other non-cash amortization	3,851	6,075	5,323	5,456	6,131
Stock-based compensation	10,514	7,253	8,195	10,070	8,405
Straight-lining of rental income	(6,788)	(4,393)	(8,680)	(8,511)	(8,489)
Loss on extinguishment of debt, net	—	39	37,434	4,022	405
Gain on real estate dispositions	(226,225)	(1,389)	(36)	(19,150)	(5,447)
Gain on real estate loan investments	(167)	—	—	—	—
Income tax (benefit) expense	(150,273)	1,331	946	(59,480)	(1,715)
Loss (income) from unconsolidated entities	10,876	(157)	(854)	2,529	946
Distributions from unconsolidated entities	1,600	200	100	100	1,200
Other	3,805	4,028	4,145	2,808	2,283
Changes in operating assets and liabilities:
Increase in other assets	(13,768)	(17,327)	(14,894)	(30,768)	(13,704)
(Decrease) increase in accrued interest	(23,032)	25,646	(27,307)	29,445	(18,047)
(Decrease) increase in accounts payable and other liabilities	(16,535)	(27,391)	28,775	21,792	3,490
Net cash provided by operating activities	314,452	354,235	354,329	393,099	336,120
Cash flows from investing activities:
Net investment in real estate property	(79,539)	(18,320)	(731,766)	(194,942)	(13,097)
Investment in loans receivable	(1,051)	(610)	(750,429)	(502,891)	(4,257)
Proceeds from real estate disposals	625,439	70,300	3,150	56,854	17,551
Proceeds from loans receivable	99,117	8,626	719,026	288,382	1,275
Development project expenditures	(94,229)	(174,078)	(115,619)	(64,574)	(49,652)
Capital expenditures	(26,789)	(56,937)	(41,406)	(36,426)	(21,955)
Distributions from unconsolidated entities	—	21	151	—	—
Investment in unconsolidated entities	(5,809)	(2,144)	(777)	(247)	(687)
Insurance proceeds for property damage claims	42	9,722	3,518	13,941	2,998
Net cash provided by (used in) investing activities	517,181	(163,420)	(914,152)	(439,903)	(67,824)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	2,762,153	(848,568)	785,228	194,224	(700,775)
Net change in borrowings under commercial paper program	(565,524)	261,016	34,698	75,312	194,498
Proceeds from debt	82,759	806,614	1,493,643	6,343	706,591
Repayment of debt	(62,973)	(167,781)	(1,459,074)	(734,491)	(262,570)
Payment of deferred financing costs	(1,963)	(3,536)	(11,030)	—	(6,837)
Issuance of common stock, net	—	(165)	76,217	767,655	98,378
Cash distribution to common stockholders	(296,304)	(295,931)	(294,647)	(284,268)	(282,874)
Cash distribution to redeemable OP unitholders	(2,325)	(2,336)	(2,331)	(2,335)	(2,216)
Cash issued for redemption of OP Units	(570)	(1,842)	(361)	—	—
Contributions from noncontrolling interests	155	1,323	1,365	2,371	1,223
Distributions to noncontrolling interests	(2,543)	(3,314)	(2,300)	(1,480)	(2,623)
Proceeds from stock option exercises	3,389	2,045	8,396	21,422	4,316
Other	(4,954)	(1,918)	131	142	(6,874)
Net cash provided by (used in) financing activities	1,911,300	(254,393)	629,935	44,895	(259,763)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,742,933	(63,578)	70,112	(1,909)	8,533
Effect of foreign currency translation	(2,776)	1,084	188	(26)	234
Cash, cash equivalents and restricted cash at beginning of period	146,102	208,596	138,296	140,231	131,464
Cash, cash equivalents and restricted cash at end of period	$2,886,259	$146,102	$208,596	$138,296	$140,231

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$533	$657	$1,055,412	$1,069	$—
Other assets	56	17	10,940	183	—
Debt	—	—	907,746	—	—
Other liabilities	398	785	45,084	1,252	—
Deferred income tax liability	—	95	—	—	—
Noncontrolling interests	191	(206)	113,522	—	—
Equity issued for redemption of OP Units	—	127	—	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)

							Q1 YoY
	2019					2020	Growth
	Q1	Q2	Q3	Q4	FY	Q1	'19-'20
Net income attributable to common stockholders	$125,785	$210,529	$85,259	$11,443	$433,016	$473,117	276%
Net income attributable to common stockholders per share	$0.35	$0.58	$0.23	$0.03	$1.17	$1.26	260%
Adjustments:
Depreciation and amortization on real estate assets	234,471	224,630	233,078	347,371	1,039,550	247,330
Depreciation on real estate assets related to noncontrolling interests	(1,834)	(1,750)	(2,496)	(3,682)	(9,762)	(3,843)
Depreciation on real estate assets related to unconsolidated entities	165	167	(456)	311	187	561
Gain on real estate dispositions	(5,447)	(19,150)	(36)	(1,389)	(26,022)	(226,225)
Gain (loss) on real estate dispositions related to noncontrolling interests	354	—	—	(11)	343	(6)
Gain on real estate dispositions related to unconsolidated entities	(799)	(2)	(67)	(395)	(1,263)	—
Subtotal: FFO add-backs	226,910	203,895	230,023	342,205	1,003,033	17,817
Subtotal: FFO add-backs per share	$0.63	$0.56	$0.61	$0.91	$2.71	$0.05
FFO (Nareit) attributable to common stockholders	$352,695	$414,424	$315,282	$353,648	$1,436,049	$490,934	39%
FFO (Nareit) attributable to common stockholders per share	$0.98	$1.13	$0.84	$0.94	$3.88	$1.31	34%

Adjustments:
Change in fair value of financial instruments	(38)	(11)	(7)	(22)	(78)	(10)
Non-cash income tax (benefit) expense	(1,714)	(59,480)	946	1,330	(58,918)	(140,895)
Loss on extinguishment of debt, net	405	4,022	37,434	39	41,900	—
(Gain) loss on non-real estate dispositions related to unconsolidated entities	—	(3)	(34)	19	(18)	239
Merger-related expenses, deal costs and re-audit costs	2,829	5,564	4,726	5,089	18,208	8,773
Amortization of other intangibles	121	121	121	121	484	118
Other items related to unconsolidated entities	1,038	1,377	502	374	3,291	(875)
Non-cash impact of changes to equity plan	2,334	2,584	1,729	1,165	7,812	6,895
Natural disaster (recoveries) expenses, net	(1,539)	(13,339)	(101)	(10,704)	(25,683)	941
Subtotal: normalized FFO add-backs	3,436	(59,165)	45,316	(2,589)	(13,002)	(124,814)
Subtotal: normalized FFO add-backs per share	$0.01	$(0.16)	$0.12	$(0.01)	$(0.04)	$(0.33)
Normalized FFO attributable to common stockholders	$356,131	$355,259	$360,598	$351,059	$1,423,047	$366,120	3%
Normalized FFO attributable to common stockholders per share	$0.99	$0.97	$0.96	$0.93	$3.85	$0.97	(2%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(2,846)	(3,299)	(339)	(1,483)	(7,967)	(2,973)
Other non-cash amortization, including fair market value of debt	6,131	5,335	5,444	6,075	22,985	3,851
Stock-based compensation	6,071	7,486	6,466	6,088	26,111	3,619
Straight-lining of rental income	(8,489)	(8,511)	(8,680)	(4,393)	(30,073)	(6,788)
Subtotal: non-cash items included in normalized FFO	867	1,011	2,891	6,287	11,056	(2,291)
FAD Capital Expenditures[2]	(23,710)	(33,777)	(39,695)	(55,400)	(152,582)	(24,972)
Normalized FAD attributable to common stockholders	$333,288	$322,493	$323,794	$301,946	$1,281,521	$338,857	2%
Merger-related expenses, deal costs and re-audit costs	(2,829)	(5,564)	(4,726)	(5,089)	(18,208)	(8,773)
Other items related to unconsolidated entities	(1,038)	(1,377)	(502)	(374)	(3,291)	875
FAD attributable to common stockholders	$329,421	$315,552	$318,566	$296,483	$1,260,022	$330,959	0%
Weighted average diluted shares	360,619	365,553	376,625	376,453	369,886	375,997
[1]

Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

[2]

2019 FAD Capital Expenditures have been updated to exclude the impact of Initial Capital Expenditures. Impact on quarterly reported values are as follows: Q1 2019 ($0.3M), Q2 2019 ($0.6M), Q3 2019 ($1.7M), Q4 2019 ($1.5M), Q1 2020 ($1.8M).

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to lease terminations; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters.

Normalized FAD represents normalized FFO excluding non-cash components and straight-line rental adjustments, and deducting FAD Capital Expenditures. FAD Capital Expenditures are (i) Ventas-invested capital expenditures, whether routine or non-routine, that extend the useful life of a property but are not expected to generate incremental income for the Company (ii) Office Building and Triple-Net leasing commissions paid to third-party agents and (iii) capital expenditures for second-generation tenant improvements. It excludes (i) costs for a first generation lease (e.g., a development project) or related to properties that have undergone redevelopment and (ii) Initial Capital Expenditures, which are defined as capital expenditures required to bring a newly acquired or newly transitioned property up to standard. Initial Capital Expenditures are typically incurred within the first 12 months after acquisition or transition, respectively.

FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA[1]
(Dollars in thousands)
For the Three Months Ended March 31, 2020:

Net income attributable to common stockholders	$473,117
Adjustments:
Interest	116,696
Taxes (including tax amounts in general, administrative and professional fees)	(147,707)
Depreciation and amortization	248,837
Non-cash stock-based compensation expense	10,514
Merger-related expenses, deal costs and re-audit costs	8,218
Net income attributable to noncontrolling interests, adjusted for consolidated joint venture partners’ share of EBITDA	(6,098)
Loss from unconsolidated entities, adjusted for Ventas share of EBITDA from unconsolidated entities	17,733
Gain on real estate dispositions	(226,225)
Unrealized foreign currency gains	(73)
Change in fair value of financial instruments	(9)
Natural disaster expenses (recoveries), net	783
Adjusted EBITDA	$495,786
Adjustments for current period activity	(8,920)
Adjusted Pro Forma EBITDA	$486,866

Adjusted Pro Forma EBITDA annualized	$1,947,464

As of March 31, 2020:

Total debt	$14,172,279
Cash	(2,848,115)
Restricted cash pertaining to debt	(19,290)
Consolidated joint venture partners’ share of debt	(221,047)
Ventas share of debt from unconsolidated entities	113,725
Net debt	$11,197,551

Net debt to Adjusted Pro Forma EBITDA	5.7	x

1 Totals may not add due to rounding.

The table above illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to lease terminations, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The information above considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended March 31, 2020, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment (Constant Currency)
(Dollars in thousands)
For the Three Months Ended March 31, 2020 and 2019
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Three Months Ended March 31, 2020:
Net income attributable to common stockholders					$473,117
Adjustments:
Interest and other income					(4,853)
Interest					116,696
Depreciation and amortization					248,837
General, administrative and professional fees					42,535
Merger-related expenses and deal costs					8,218
Other					3,708
Loss from unconsolidated entities					10,876
Gain on real estate dispositions					(226,225)
Income tax benefit					(149,016)
Net income attributable to noncontrolling interests					1,613
Reported segment NOI	$188,531	$166,639	$145,336	$25,000	$525,506
Adjustments to Cash NOI:
Straight-lining of rental income	(2,693)	—	(4,095)	—	(6,788)
Non-cash rental income	(1,529)	—	(1,104)	—	(2,633)
Cash modification fees	3,029	—	(1,000)	—	2,029
NOI not included in cash NOI[1]	(582)	210	(7,255)	—	(7,627)
Non-segment NOI	—	—	—	(25,000)	(25,000)
Cash NOI	$186,756	$166,849	$131,882	$—	$485,487
Adjustments to Same-store NOI:
Cash modification fees not in same-store	—	—	1,000	—	1,000
Cash NOI not included in same-store	(941)	(25,507)	(9,166)	—	(35,614)
Same-store cash NOI (constant currency)	$185,815	$141,342	$123,716	$—	$450,873
Percentage increase	3.9%	(10.4%)	5.8%		(0.6%)

For the Three Months Ended March 31, 2019:
Net income attributable to common stockholders					$125,785
Adjustments:
Interest and other income					(287)
Interest					110,619
Depreciation and amortization					235,920
General, administrative and professional fees					40,760
Loss on extinguishment of debt, net					405
Merger-related expenses and deal costs					2,180
Other					23
Loss from unconsolidated entities					946
Gain on real estate dispositions					(5,447)
Income tax benefit					(1,257)
Net income attributable to noncontrolling interests					1,803
Reported segment NOI	$192,635	$160,461	$140,485	$17,869	$511,450
Adjustments to Cash NOI:
Straight-lining of rental income	(3,581)	—	(4,908)	—	(8,489)
Non-cash rental income	(1,020)	—	(1,786)	—	(2,806)
Cash modification fees	100	—	—	—	100
NOI not included in cash NOI[1]	(8,067)	(768)	(10,592)	—	(19,427)
Non-segment NOI	—	—	—	(17,869)	(17,869)
NOI impact from change in FX	(103)	(188)	—	—	(291)
Cash NOI	$179,964	$159,505	$123,199	$—	$462,668
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(1,132)	(1,682)	(6,231)	—	(9,045)
Same-store cash NOI (constant currency)	$178,832	$157,823	$116,968	$—	$453,623

1 Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

For the Three Months Ended March 31, 2020 and December 31, 2019
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Three Months Ended March 31, 2020:
Net income attributable to common stockholders					$473,117
Adjustments:
Interest and other income					(4,853)
Interest					116,696
Depreciation and amortization					248,837
General, administrative and professional fees					42,535
Merger-related expenses and deal costs					8,218
Other					3,708
Loss from unconsolidated entities					10,876
Gain on real estate dispositions					(226,225)
Income tax benefit					(149,016)
Net income attributable to noncontrolling interests					1,613
Reported segment NOI	$188,531	$166,639	$145,336	$25,000	$525,506
Adjustments to Cash NOI:
Straight-lining of rental income	(2,693)	—	(4,095)	—	(6,788)
Non-cash rental income	(1,529)	—	(1,104)	—	(2,633)
Cash modification fees	3,029	—	(1,000)	—	2,029
NOI not included in cash NOI[1]	(582)	210	(7,255)	—	(7,627)
Non-segment NOI	—	—	—	(25,000)	(25,000)
Cash NOI	$186,756	$166,849	$131,882	$—	$485,487
Adjustments to Same-store NOI:
Cash modification fees not in same-store	—	—	1,000	—	1,000
Cash NOI not included in same-store	8	(3,735)	(8,545)	—	(12,272)
Same-store cash NOI (constant currency)	$186,764	$163,114	$124,337	$—	$474,215
Percentage increase	3.7%	2.3%	2.5%		2.9%

For the Three Months Ended December 31, 2019:
Net income attributable to common stockholders					$11,443
Adjustments:
Interest and other income					(875)
Interest					116,707
Depreciation and amortization					348,910
General, administrative and professional fees					41,627
Loss on extinguishment of debt, net					39
Merger-related expenses and deal costs					4,151
Other					(8,315)
Income from unconsolidated entities					(167)
Gain on real estate dispositions					(1,389)
Income tax expense					694
Net income attributable to noncontrolling interests					1,450
Reported segment NOI	$184,596	$162,707	$143,664	$23,308	$514,275
Adjustments to Cash NOI:
Straight-lining of rental income	(112)	—	(4,281)	—	(4,393)
Non-cash rental income	(364)	—	(761)	—	(1,125)
Cash modification fees	—	—	(180)	—	(180)
NOI not included in cash NOI[1]	(3,899)	39	(11,587)	—	(15,447)
Non-segment NOI	—	—	—	(23,308)	(23,308)
NOI impact from change in FX	(36)	(632)	—	—	(668)
Cash NOI	$180,185	$162,114	$126,855	$—	$469,154
Adjustments to Same-store NOI:
Cash NOI not included in same-store	—	(2,601)	(5,562)	—	(8,163)
Same-store cash NOI (constant currency)	$180,185	$159,513	$121,293	$—	$460,991

1Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its portfolio performance. Newly acquired or recently developed or redeveloped properties in the Company’s Seniors Housing Operating Portfolio (“SHOP”) will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Office and Triple-Net Leased Portfolios will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and Triple-Net Leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the Office Portfolio, those properties for which management has an intention to institute a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase net operating income, or maintain a market-competitive position and/or achieve property stabilization; or (v) for the SHOP and Triple-Net Leased Portfolios, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

To eliminate the impact of exchange rate movements, all same-store NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Contacts

Juan Sanabria
(877) 4-VENTAS